EXHIBIT A

                              CSW International, Inc.
                         Investments in Project Parents
                     For the Quarter ended December 31, 1996
                                   (thousands)


                                 Project                  Wholly Owned
       Facility                  Parent                   Subsidiary Of                   Description            Investment
---------------------------------------------------------------------------------------------------------------------------------

Enerteck, S.A. de C.V.     CSW International, Inc.  Central and South West Corp.     Construction Loan/Development Costs   13,661

Empresa de Eletricidade    CSW International, Inc.  Central and South West Corp.     Loan                                  42,415
  Vale Paranapanema S.A.

  Empresa de Eletricidade  CSW International, Inc.  CSW International, Inc.          Additional Paid-in-Capital/
    Vale Paranapanema S.A.  (Cayman)                                                   Development Costs

  Empresa de Eletricidade  CSW Vale LLC             CSW International, Inc. (Cayman) Additional Paid-in-Capital/
    Vale Paranapanema S.A.                                                             Development Costs
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